EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  February 13, 2002


                             ARTISAN INVESTMENT CORPORATION
                                 for itself and as general partner of
                                 ARTISAN PARTNERS LIMITED PARTNERSHIP


                             By: /s/ Andrew A. Ziegler
                                 -----------------------------------
                                        Andrew A. Ziegler
                                        President

                              ANDREW A. ZIEGLER

                              /s/ Andrew A. Ziegler
                              -----------------------------------------------

                              CARLENE MURPHY ZIEGLER

                              /s/ Carlene Murphy Ziegler
                              -----------------------------------------------

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